As filed with the Securities and Exchange Commission on October 27, 1997
                                        Registration No. 333-



               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                     ______________________

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                     ______________________

                     ROSE'S HOLDINGS, INC.
     (Exact name of registrant as specified in its charter)

         Delaware                                     56-2043000
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


                    218 South Garnett Street
                Henderson, North Carolina 27536
                         (919) 430-2600
      (Address of principal executive offices) (Zip code)


                ROSE'S HOLDINGS, INC. LONG TERM
                      STOCK INCENTIVE PLAN
                    (Full title of the plan)


       G. Templeton Blackburn, II                        Copies to:
         Rose's Holdings, Inc.                         Henry O. Smith, III
        218 South Garnett Street                       Proskauer Rose LLP
     Henderson, North Carolina 27536                     1585 Broadway
            (919) 430-2600                          New York, New York 10036
   (Name, address, including zip code,                   (212) 969-3000
     and telephone number, including
     area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

Title of securities   Amount to be      Proposed maximum    Proposed maximum      Amount of
to be registered       registered        offering price     aggregate offering   registration
                                           per share                price             fee
Common Stock, no
par value            500,000 shares       $1.5625 (1)        $781,250.00 (1)     $236.75

(1) Estimated solely for the purpose of calculating the registration fee pur-suant to Rule 457(h). The maximum offering price per share is based upon the average of the high and low sale prices of the Common Stock of the Registrant as reported on the NASDAQ Stock Market on October 27, 1997.

PAGE

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.  Incorporation of Documents by Reference.

  The following documents filed with the Securities and Exchange Commission (the "Commission") by Rose's Holdings, Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 25, 1997;

         (2) The Company's Quarterly Report on Form 10-Q for the Quarterly Period ended April 26, 1997;

         (3)  The Company's Current Report on Form 8-K, dated July 15, 1997;

         (4) The Company's Quarterly Report on Form 10-Q for the Quarterly Period ended July 26, 1997;

         (5)  The Company's Current Report on Form 8-K, dated August 7, 1997;

         (6) All other reports filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

         (7) The description of the Company's Common Stock contained under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement filed on Form 8-A pursuant to Section 12(g) of the Exchange Act.

    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    Item 4.  Description of Securities.

    The class of securities to be offered hereby is registered under Section 12(g) of the Exchange Act.

    Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

    Item 6.  Indemnification of Directors and Officers.

    The General Corporation Law of the State of Delaware permits the Company and its stockholders to limit directors' exposure to liability for certain breaches of the directors' fiduciary duty, either in a suit on behalf of the Company or in an action by stockholders of the Company.

   Article TWELFTH of the Company's Certificate of Incorporation (the "Charter") eliminates the personal liability of directors to stockholders or the Company for monetary damages arising out of the directors' breach of their fiduciary duties as directors of the Company. Article TENTH of the Charter authorizes the Company to indemnify its directors, officers, employees, and agents with respect to certain expenses (including attorney's fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with an action, suit, or proceeding by reason of the fact that such person was serving as a director, officer, employee, or agent of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. In addition, the Charter permits the Company to provide additional indemnification rights to its officers and directors and to indemnify them to the greatest extent possible under the Delaware General Corporation Law.

    The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

    Item 7.  Exemption from Registration Claimed.

    Not applicable.

    Item 8.  Exhibits.

    5.1  Opinion of Proskauer Rose LLP

    23.1 Consent of KPMG Peat Marwick LLP

    23.2 Consent of Proskauer Rose LLP (included in Exhibit 5.1)

    24.1 Power of Attorney (see signature page)

    Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securi-ties Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termina-tion of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determin-ing any liability under the Securities Act of 1933, each filing of the Regis-trant's annual report pursuant to Section 13(a) or Section 15(d) of the Securi-ties Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such direc-tor, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


PAGE

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly author-ized, in the City of Henderson, State of North Carolina on October 27, 1997.

                             ROSE'S HOLDINGS, INC.

                             By:  /s/ R. Edward Anderson
                                  R. Edward Anderson
                                  President, Chairman of the Board
                                  and Chief Executive Officer


                 SIGNATURES AND POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ms. Jeanette R. Peters and Mr. G. Templeton Blackburn, II, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Regis-tration Statement on Form S-8 of Rose's Holdings, Inc. (the "Company") and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to Rose's Holdings, Inc. Long Term Stock Incentive Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signatures                 Title                                      Date

/s/ R. Edward Anderson         President, Chairman of the Board,          October 27, 1997
    R. Edward Anderson         and Chief Executive Officer
                               (principal executive officer)

/s/ Jeanette R. Peters         Senior Vice President and Chief            October 27, 1997
    Jeanette R. Peters         Financial Officer (principal financial
                               officer and principal accounting officer)

                               Director
    Jack Howard

/s/ Warren Lichtenstein        Director                                   October 27, 1997
    Warren Lichtenstein

                               Director
    Earle C. May

/s/ Joseph L. Mullen           Director                                   October 27, 1997
    Joseph L. Mullen

                               Director
    J. David Rosenberg

/s/ Harold Smith               Director                                   October 27, 1997
    Harold Smith

/s/ N. Hunter Wyche            Director                                   October 27, 1997
    N. Hunter Wyche

PAGE

                          EXHIBIT INDEX



    Exhibit                    Description of Exhibit                   Page No.


      5.1                  Opinion of Proskauer Rose LLP


     23.1                  Consent of KPMG Peat Marwick LLP


     23.2                  Consent of Proskauer Rose LLP
                           (included in Exhibit 5.1)


     24.1                  Power of Attorney (included in
                           page II-6 hereof)


PAGE

                                                                  EXHIBIT 5.1


October 27, 1997



Rose's Holdings, Inc.
218 South Garnett Street
Henderson, North Carolina 27536

Dear Sirs:

    We are acting as counsel to Rose's Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 500,000 shares (the "Shares") of Common Stock, no par value, of the Company. The Shares are to be issued by the Company upon exercise of certain stock options ("Options") granted, or to be granted, to employees, consultants, and non-employee directors of the Company pursuant to the Rose's Holdings, Inc. Long Term Incentive Plan (the "Plan").

    As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plan. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such public officials and of representatives of the Company, and have made such investiga-tions of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

    Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon exercise of Options in accordance with the terms of the Plan and the related Option agreements against payment of the exer-cise price therefor (as applicable), and upon compliance with applicable securi-ties laws, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Regis-tration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securi-ties and Exchange Commission promulgated thereunder.

Very truly yours,


/s/Proskauer Rose LLP
Proskauer Rose LLP

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



                                                                  EXHIBIT 23.1

The Board of Directors
Rose's Holdings, Inc.

We consent to incorporation by reference in this Registration Statement on Form S-8 of Rose's Holdings, Inc. of our report dated March 19, 1997 relating to the balance sheets of Rose's Stores, Inc. (the "Successor") as of January 25, 1997 and January 27, 1996, and the related statements of operations, stockholders' equity and cash flows for the year ended January 25, 1997 and the thirty-nine weeks ended January 27, 1996, and the related statements of operations, stock-holders' equity and cash flows for the thirteen weeks ended April 29, 1995 and the year ended January 28, 1995 of Rose's Stores, Inc. (the "Predecessor"), which report appears in the January 25, 1997 annual report on Form 10-K of Rose's Stores, Inc.

Our report dated March 19, 1997, contains an explanatory paragraph that states that effective April 29, 1995, the Company was required to adopt "Fresh-Start" reporting principles in accordance with the American Institute of Certified Public Accountant's Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." As a result, the financial infor-mation for the period subsequent to the adoption of Fresh-Start reporting are presented on a different cost basis than for prior periods and therefore, are not comparable.


                                               /s/ KPMG Peat Marwick LLP
                                                   KPMG Peat Marwick LLP

Raleigh, North Carolina
October 27, 1997